Exhibit 99.1

SCBT Financial Corporation and The Savannah Bancorp, Inc. to Merge

COLUMBIA, SC and SAVANNAH, GA (August 8, 2012)   SCBT Financial Corporation (NASDAQ: SCBT) and The Savannah Bancorp, Inc. (NASDAQ: SAVB) jointly announced today the signing of a definitive merger agreement under which SCBT will acquire The Savannah Bancorp, Inc. for a total value of approximately $67.1 million.

Founded in 1990, The Savannah Bancorp, Inc. operates two banking subsidiaries, The Savannah Bank and Bryan Bank & Trust, which collectively have 11 locations in South Carolina and Georgia.  Savannah Bancorp also operates Minis & Co., Inc., a registered investment advisor.

“The Savannah Bancorp team has built a strong community bank with a great reputation and excellent market share. We have known and respected The Savannah Bancorp for quite some time and look forward to continuing their legacy of service to the community.  The cultures of our two organizations are very similar and we believe this partnership is a great opportunity for the customers, employees and shareholders of both companies,” said Robert R. Hill, Jr., president and CEO, SCBT Financial Corporation.

Upon completion of the transaction, the combined company will have approximately $5.3 billion in total assets, $4.5 billion in total deposits, $3.8 billion in total loans, and a network of 87 branches in the Carolinas and Georgia.  The two companies currently serve four common counties in South Carolina and Georgia, where, on a pro forma basis, the combined company will have $1.2 billion in deposits earning it the #3 ranking in market share (source: SNL Financial). Minis & Co., Inc., combined with SCBT’s existing Wealth Management Group, will have total assets under management of approximately $1.6 billion.

“We are pleased and excited to be joining forces with such a high-performing and well capitalized banking company.  We believe this combination will be a win-win for our respective shareholders, and will enable our talented staff to continue to focus on what they do best ~ serving our communities,” said J. Curtis Lewis, III, Chairman of the Board of The Savannah Bancorp, Inc.

“We have respected SCBT as a competitor and peer for many years and have admired their ability to be successful throughout this economic downturn,” said John C. Helmken, II, president and CEO of The Savannah Bancorp, Inc.  “Now we bring that same admiration and respect to a partnership which joins two like-minded management teams and cultures together.  We believe this synergy of similar values toward employees, customers, communities and shareholders aligns so well that our two companies combined are more powerful as one.”

The merger agreement has been unanimously approved by the board of directors of each company.  The transaction is expected to close in the fourth quarter of 2012 and is subject to customary conditions, including approval by both SCBT and SAVB shareholders.   At closing, The Savannah Bancorp will be merged into SCBT Financial Corporation.

Under the terms of the agreement, shareholders of The Savannah Bancorp, Inc. will receive 0.2503 shares of SCBT common stock for each share of SAVB common stock.  The stock issuance is valued at approximately $67.1 million in the aggregate, based on 7,199,237 shares of SAVB common stock outstanding and on SCBT’s August 7, 2012 closing stock price of $37.21.

Keefe, Bruyette & Woods, Inc. served as financial advisor and Wachtell, Lipton, Rosen & Katz provided legal counsel to SCBT Financial Corporation.  SunTrust Robinson Humphrey served as financial advisor and FIG Partners, LLC rendered a fairness opinion, to The Savannah Bancorp, Inc.  Sandler O’ Neill & Partners, L.P. also assisted The Savannah Bancorp, Inc. with the transaction.  Alston & Bird LLP and Ellis, Painter, Ratterree & Adams LLP served as legal counsel to The Savannah Bancorp, Inc.

Webcast

SCBT Financial Corporation and The Savannah Bancorp, Inc. will host a conference call this afternoon at 1:00 p.m. EDT.  The conference call can be accessed by dialing (866) 328-3013 or (914) 495-8535 for international participants.  The conference ID number is 17977117.  The link to the webcast can be found on www.SCBTonline.com under Investor Relations.  A replay will be available from 4 p.m. Eastern Time on August 8, 2012 until 11:59 p.m. on August 17, 2012.  To listen to the replay, dial (855) 859-2056 or (404) 537-3406.  The pass code is 17977117.  The event and slide presentation will also be archived and available beginning August 9, 2012 by midnight Eastern Time in the Investor Relations section of www.SCBTonline.com.

SCBT will file a registration statement and other relevant documents concerning the transaction with the Securities and Exchange Commission and appropriate state and federal banking authorities as soon as is practical.  SCBT and SAVB will prepare a joint proxy statement and other relevant documents concerning the proposed transaction for their respective shareholders.  SCBT and SAVB shareholders are urged to read such proxy and registration statements regarding the proposed transaction as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents because these will contain important information.  You will be able to obtain a free copy of the registration statement, as well as other filings containing information about SCBT Financial Corporation, at the SEC’s internet site (http://www.sec.gov).  The documents can also be obtained, without charge, by directing a written request to either SCBT Financial Corporation, Post Office Box 1030, Columbia, SC 29202, Attention: Richard C. Mathis, Executive Vice President and Treasurer, or The Savannah Bancorp, Inc., Post Office Box 188, Savannah, GA 31401, Attention: Michael W. Harden, Jr., Chief Financial Officer.

SCBT, SAVB and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SCBT and SAVB in connection with the merger.  Information about the directors and executive officers of The Savannah Bancorp, Inc. and their ownership of SAVB common stock is set forth in SAVB’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at The Savannah Bancorp’s address in the preceding paragraph.  Information about the directors and executive officers of SCBT Financial Corporation and their ownership of SCBT common stock is set forth in SCBT’s most recent proxy statement filed with the SEC and available at the SEC’s internet site and from SCBT at the address set forth in the preceding paragraph.  Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

SCBT Financial Corporation

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company operates in South Carolina as SCBT; in North Carolina as NCBT, a division of SCBT, and in Georgia as Community Bank & Trust, a division of SCBT.  Providing financial services for over 78 years, SCBT Financial Corporation operates 76 locations in 19 South Carolina counties, 10 north Georgia counties, and Mecklenburg County in North Carolina.  SCBT Financial Corporation has assets of approximately $4.4 billion, is the largest publicly traded bank holding company in South Carolina and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

The Savannah Bancorp, Inc.

The Savannah Bancorp, Inc., a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust, and Minis & Co., Inc., is headquartered in Savannah, Georgia and began operations in 1990.  The Company has eleven branches in Coastal Georgia and South Carolina. Its primary businesses include loan, deposit, trust, asset management, and mortgage origination services provided to local customers.

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Analyst Contact:

John Pollok

Chief Operating Officer and Chief Financial Officer

(803) 765-4628

Media Contact:

Donna S. Pullen

Director of Public Relations & Special Projects

(803) 765-4558

Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement between SCBT and The Savannah Bancorp, Inc.; (2) the outcome of any legal proceedings that may be instituted against SCBT or The Savannah Bancorp, Inc.; (3) the inability to complete the transactions contemplated by the definitive merger agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (5) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (6) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) economic downturn risk resulting in deterioration in the credit markets; (14) greater than expected noninterest expenses; (15) excessive loan losses; (16) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Peoples Bancorporation, Inc. and The Savannah Bancorp, Inc., including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; and (17) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.